SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) November 10, 2004

Calais Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	0-29392

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 East Crescent Parkway, #675, Greenwood Village, CO 80111

(Address of Principal Executive Offices) (Zip Code)

(720) 529-9500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements, Pro-Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
Amended/Restated Articles under Business Corporations Act
Press Release

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below, the shareholders of Calais Resources, Inc. approved certain provisions that have resulted in an amendment to and a restatement of its articles of incorporation. Calais filed the amended and restated articles on November 25, 2004 with the British Columbia Corporate Register.

Calais was incorporated in British Columbia, Canada pursuant to the then existing British Columbia Company Act under the name “Millennium Resources Inc.” on December 30, 1986. We changed our name to Calais Resources Inc. on March 19, 1992. On March 29, 2004, British Columbia adopted the New Act (the New Act”) to replace the old Company Act. There are a number of differences between the New Act and the old Company Act which include changes requested by the business community to make the laws governing British Columbia corporations more consistent with other Canadian and U.S. jurisdictions and to provide shareholders greater choice of effective governance structures.

To take full advantage of the legislative opportunities offered by the New Act, we have reviewed the current articles of Calais and the New Act to determine what changes, if any, can provide a benefit to Calais and its shareholders. As a result of that review, we believe that it would be in the best interests of Calais to do the following:

•	remove pre-existing company provisions that apply to Calais that relate to restrictions contained in the Company Act and that are no longer required under the New Act;

•	alter its authorized capital structure to take advantage of the New Act; and

•	adopt a new set of articles (the “New Articles”) to replace its current articles (the “Existing Articles”).

Under the New Act, every company incorporated under the Company Act must complete a mandatory transition rollover under the New Act to substitute a Notice of Articles for its Memorandum within two years of March 29, 2004. The only information contained in the Notice of Articles is the authorized share structure of Calais, the corporate name, the address of the registered and records office of Calais and the names and addresses of the directors of Calais. Although this deadline is not for some time, Calais cannot alter its current articles to take advantage of many of the new provisions contained in the New Act until it has completed the mandatory transition rollover. Under the New Act, the directors of Calais are permitted to approve and complete the mandatory transition rollover, and as a result, Calais anticipates completing this mandatory transition shortly after the mailing of this Proxy Statement.

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Item 7.01 Regulation FD Disclosure

Calais Resources, Inc. held its annual general meeting of shareholders on November 10, 2004. At the meeting, shareholders:

•	approved the election of management’s nominees, being Tom Hendricks, Art Daher and Mel Martin, as the Directors of the Company for the ensuing year;

•	confirmed the appointment of KPMG LLP as the Company’s auditor;

•	approved certain proposals with respect to Calais’ corporate charter documents as a consequence of the adoption of the new British Columbia Business Corporations Act, including:

•	removing the application of certain pre-existing company provisions;

•	amending the authorized share structure for Calais from 100,000,000 Common shares without par value to an unlimited number of Common shares without par value; and

•	amending the Articles of Calais to reflect certain changes available to Calais under the new British Columbia Business Corporations Act by replacing the existing Articles of Calais in their entirety with a new form of Articles.

At the meeting, the shareholders also considered but did not approve a proposal for the repricing of certain of our outstanding convertible debentures of Calais Resources, Inc., from the current price of Cdn $1.23 to US$0.55.

As permitted by British Columbia law and procedure, the votes were accomplished upon a show of hands at the meeting with no shareholder dissenting or calling for a ballot vote.

Item 9.01. Financial Statements, Pro-Forma Financial Information and Exhibits

(c) Exhibits

3.1	amended and restated Articles of Calais Resources, Inc. under the Business Corporations Act (British Columbia)

99.1	Press release dated November 16, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)

November 29, 2004	By:	/s/ Matthew C. Witt

Matthew C. Witt, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and restated Articles of Calais Resources, Inc. under the Business Corporations Act (British Columbia)

99.1	Press release dated November 16, 2004